As filed with the Securities and Exchange Commission on November 13, 2007
Registration Statement No. 333-128282

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	16-1616605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2501 Cedar Springs
Dallas, Texas 75201
(214) 953-9500
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

William W. Davis
Crosstex Energy, L.P.
2501 Cedar Springs
Dallas, Texas 75201
(214) 953-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Douglass M. Rayburn
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Telephone: (214) 953-6500
Facsimile: (214) 953-6503
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     This Post-Effective Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-128282) shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

REMOVAL OF SECURITIES FROM REGISTRATION
     In accordance with the undertaking of Crosstex Energy, L.P. (the “Partnership”) set forth in the Registration Statement on Form S-3 (Registration No. 333-128282), declared effective on December 8, 2005 (the “Registration Statement”), the Partnership is filing this Post-Effective Amendment No. 1 to remove from registration all of the common units representing limited partner interests of the Partnership (“Common Units”) previously registered under the Securities Act of 1933 pursuant to the Registration Statement for sale by the selling unitholders named in the Registration Statement that remain unsold under the Registration Statement.
     Pursuant to the Registration Statement, 4,345,575 Common Units were registered for sale by the selling unitholders as contemplated by the terms of (i) that certain Registration Rights Agreement, dated June 24, 2005, by and among the Partnership, Kayne Anderson MLP Investment Company, Tortoise Energy Capital Corporation and Tortoise Energy Infrastructure Corporation and (ii) that certain Registration Rights Agreement, dated November 1, 2005, by and among the Partnership, Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Tortoise Energy Capital Corporation, Tortoise Energy Infrastructure Corporation and Fiduciary/Claymore MLP Opportunity Fund (together, the “Registration Rights Agreements”). Under the terms of the Registration Rights Agreements, the obligations of the Partnership to keep this Registration Statement effective have expired. An aggregate of 53,432 Common Units have been sold by the selling unitholders pursuant to the Registration Statement. Accordingly, the Partnership hereby removes from registration the remaining 4,292,143 Common Units previously registered pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 13, 2007.

CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P.,
its General Partner

By:	Crosstex Energy GP, L.L.C.,
its General Partner

By:	/s/ Williams W. Davis
	Name:	William W. Davis
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

*	President, Chief Executive Officer and	November 13, 2007
Barry E. Davis	Director (Principal Executive Officer)

*	Director	November 13, 2007

Rhys J. Best

*	Director	November 13, 2007

Frank M. Burke

Director

James A. Crain

*	Chairman of the Board	November 13, 2007

Bryan H. Lawrence

*	Director	November 13, 2007

Sheldon B. Lubar

Director

Cecil E. Martin

*	Director	November 13, 2007

Robert F. Murchison

Director

Kyle D. Vann

Signature	Title	Date

/s/ William W. Davis	Executive Vice President and Chief	November 13, 2007
William W. Davis	Financial Officer (Principal Financial and Accounting Officer)

*	By:	/s/ William W. Davis
William W. Davis
Attorney-in-Fact